                                 AMENDMENT NO. 9

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

         This Amendment dated as of November 24, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete AIM Global Energy Fund, AIM Global Financial Services Fund and AIM Global Science and Technology Fund from the Agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                                   EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                   ------------------------------------

AIM Developing Markets Fund                                                   September 1, 2001

AIM Global Health Care Fund                                                   September 1, 2001

AIM Libra Fund                                                                November 1, 2002

AIM Trimark Endeavor Fund                                                     November 3, 2003

AIM Trimark Fund                                                              November 3, 2003

AIM Trimark Small Companies Fund                                              November 3, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM DEVELOPING MARKETS FUND
                           AIM GLOBAL HEALTH CARE FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $500 million...................................................................................   0.975%
Next $500 million....................................................................................   0.95%
Next $500 million....................................................................................   0.925%
On amounts thereafter................................................................................   0.90%

                            AIM TRIMARK ENDEAVOR FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $1 billion.....................................................................................   0.80%
On amounts thereafter................................................................................   0.75%

                                 AIM LIBRA FUND
                                AIM TRIMARK FUND
                        AIM TRIMARK SMALL COMPANIES FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $1 billion.....................................................................................   0.85%
On amounts thereafter................................................................................   0.80%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                             AIM INVESTMENT FUNDS


Attest: /s/ Lisa A. Moss                     By: /s/ Robert H. Graham
        ---------------------------              ------------------------------
        Assistant Secretary                          Robert H. Graham
                                                     President


(SEAL)

                                             A I M ADVISORS, INC.


Attest: /s/ Lisa A. Moss                     By: /s/ Mark H. Williamson
        ---------------------------              ------------------------------
        Assistant Secretary                          Mark H. Williamson
                                                     President


(SEAL)



                                       3